                                   Exhibit 21

                              List of Subsidiaries


         Name                                         Place of Incorporation
         ----                                         ----------------------


Satellite Transmission Systems, Inc.                       New York

Mobile Satellite Products
         Corporation                                       Delaware

EFData Corp.                                               California

California Microwave Foreign
         Sales Corporation                                 Barbados,
                                                           West Indies

California Microwave - TeleCom
         Transmission Systems, Inc.                        Delaware

California Microwave Navigation
         Systems, Inc.                                     Delaware

California Microwave - Microwave
         Networks Incorporated, Inc.                       Texas


Digital Radio Technology, Inc.                             New York
